                                                                     EXHIBIT 4.2


                               CENTEX CORPORATION

                                     Issuer

                                       and

                            THE CHASE MANHATTAN BANK

              (formerly Chase Bank of Texas, National Association)

                                     Trustee

                           INDENTURE SUPPLEMENT NO. 8

                            Dated as of June 22, 2001

                                       to

                                    INDENTURE

                           Dated as of October 1, 1998

                    7.875% Senior Notes due February 1, 2011

                    (Reopening of series created pursuant to
                           Indenture Supplement No. 6
                          Dated as of February 6, 2001)

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE ONE - Definitions.............................................................1

ARTICLE TWO - Reopening of the Series.................................................2
     Section 2.01  Reopening of the Series............................................2
     Section 2.02  Form and Other Terms of Notes; Incorporation of Terms..............2
     Section 2.03  Terms of Indenture Supplement No. 6; Incorporation of Terms........2

ARTICLE THREE - Miscellaneous.........................................................2
     Section 3.01  Ratification of Indenture and Indenture Supplement No. 6...........2
     Section 3.02  Conflict with Trust Indenture Act..................................3
     Section 3.03  Effect of Headings.................................................3
     Section 3.04  Counterparts.......................................................3
     Section 3.05  Severability.......................................................3
     Section 3.06  Benefits of Indenture Supplement...................................3
     Section 3.07  Acceptance of Trusts...............................................3
     Section 3.08  Governing Law......................................................3

                  INDENTURE SUPPLEMENT NO. 8 ("Indenture Supplement"), dated as of June 22, 2001, between CENTEX CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation (formerly, Chase Bank of Texas, National Association) (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of October 1, 1998 (the "Indenture").

                              PRELIMINARY STATEMENT

                  Section 2.02 of the Indenture provides, among other things, that the Company may, when authorized by its Board of Directors, and the Trustee may, at any time and from time to time, enter into a series supplement to the Indenture for the purpose of authorizing one or more Series of Senior Debt Securities and to specify certain terms of each such Series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series (the "Series") of Senior Debt Securities known as the Company's 7.875% Senior Notes due 2011 (the "Notes"), and the Company and the Trustee have executed and delivered that certain Indenture Supplement No. 6, dated as of February 6, 2001 ("Indenture Supplement No. 6"), relating to the Series. Indenture Supplement No. 6 provides that the Company may authenticate and deliver Notes in the aggregate principal amount of up to $250,000,000 thereunder. In addition, Indenture Supplement No. 6 provides that that the Company may, without the consent of the Holders of the Notes, reopen the Series and issue additional Notes in addition to the $250,000,000 of Notes authorized pursuant to Indenture Supplement No. 6. The Company and the Trustee are executing and delivering this Indenture Supplement in order to provide for the reopening of the Series and the issuance of the additional Notes in the aggregate principal amount of $150,000,000.


                                   ARTICLE ONE

                                   Definitions

                  Except to the extent such terms are otherwise defined in this Indenture Supplement or the context clearly requires otherwise, all terms used in this Indenture Supplement which are defined in the Indenture, Indenture Supplement No. 6 or the form of Note attached to Indenture Supplement No. 6, either directly or by reference therein, shall have the meanings assigned to them therein.

                                   ARTICLE TWO

                             Reopening of the Series

                  Section 2.01 Reopening of the Series. The Series is hereby reopened by the Company, and the aggregate principal amount of the Notes that may be authenticated and delivered under Indenture Supplement No. 6 and this Indenture Supplement shall not, except as permitted by the Indenture, exceed $400,000,000, provided that the Company may, without the consent of the Holders of the Notes, further reopen this Series and issue additional Notes under the Indenture, Indenture Supplement No. 6 and this Indenture Supplement in addition to the aggregate $400,000,000 of Notes authorized as of the date hereof.

                  Section 2.02 Form and Other Terms of Notes; Incorporation of Terms. The Notes shall be substantially in the form attached as Exhibit A to Indenture Supplement No. 6. The terms of such Notes are hereby incorporated by reference herein and are part of this Indenture Supplement.

                  Section 2.03 Terms of Indenture Supplement No. 6; Incorporation of Terms. All terms of Indenture Supplement No. 6 applicable to the $250,000,000 of Notes authorized pursuant to Indenture Supplement No. 6, including, but not limited to, the terms set forth in Section 2.03, Article Three, Article Four and Section 5.02 thereof, shall apply with the same force and effect to such Notes and to the $150,000,000 of Notes authorized pursuant to this Indenture Supplement, it being understood that for all purposes the Notes authorized pursuant to Indenture Supplement No. 6 and this Indenture Supplement shall be deemed to constitute a single Series. Without limiting the generality of the foregoing, the holders of the Notes authorized pursuant to Indenture Supplement No. 6 and this Indenture Supplement shall vote together with respect to all matters upon which such holders are entitled to vote or consent under the terms of the Indenture, as supplemented by Indenture Supplement No. 6 and this Supplemental Indenture. The terms of Indenture Supplement No. 6 applicable to the Notes are hereby incorporated by reference herein and are part of this Indenture Supplement.


                                  ARTICLE THREE

                                  Miscellaneous

                  Section 3.01 Ratification of Indenture and Indenture Supplement No. 6. As supplemented by this Indenture Supplement, the Indenture and Indenture Supplement No. 6 are in all respects ratified and confirmed, and the Indenture as supplemented by Indenture Supplement No. 6 and this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                  Section 3.02 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture Supplement by any of the provisions of the Trust Indenture Act, such required provisions shall control.

                  Section 3.03 Effect of Headings. The article and section headings herein are included for convenience only and shall not affect the construction hereof.

                  Section 3.04 Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 3.05 Severability. In case any provision of this Indenture Supplement or in the Notes shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.06 Benefits of Indenture Supplement. Nothing in this Indenture Supplement or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture Supplement.

                  Section 3.07 Acceptance of Trusts. The Chase Manhattan Bank hereby accepts the trusts in this Indenture Supplement declared and provided, upon the terms and conditions herein and in the Indenture and Indenture Supplement No. 6 set forth.

                  Section 3.08 Governing Law. This Indenture Supplement and each
Note issued hereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                            CENTEX CORPORATION
[SEAL]


                                            By: /s/ LELDON ECHOLS
                                                ----------------------------
                                                Leldon Echols
                                                Executive Vice President and
                                                Chief Financial Officer
Attest:


/s/ PAUL JOHNSTON
----------------------------
Paul Johnston
Associate General Counsel and
Assistant Secretary

                                            THE CHASE MANHATTAN BANK, as
                                              Trustee
[SEAL]

                                            By: /s/ JOHN G. JONES
                                                ----------------------------
                                                Name:  John G. Jones
                                                     -----------------------
                                                Title: Vice President
                                                      ----------------------
Attest:


/s/ DENNIS J. ROEMLEIN
----------------------------
Name:  Dennis J. Roemlein
     -----------------------
Title: Vice President
      ----------------------

STATE OF TEXAS         )
                       )
COUNTY OF DALLAS       )

                  BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Paul Johnston and Leldon Echols, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CENTEX CORPORATION, a Nevada corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of June, 2001.

                                      /s/ CANDIE C. NELSON
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

                                      Candie C. Nelson
                                     -------------------------------------------
                                     Printed Name of Notary Public
My commission expires:

  1-18-05
----------------------

STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )


                  BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared John G. Jones and Dennis J. Roemlein, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE CHASE MANHATTAN BANK, a New York banking corporation, and that they executed the same as the act of said New York banking corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22 day of June, 2001.

                                          /s/ VIRGINIA RIOS - RAMIREZ
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

                                              VIRGINIA RIOS - RAMIREZ
                                     -------------------------------------------
                                     Printed Name of Notary Public
My commission expires:

     10/23/01
----------------------


                                       2